Exhibit 23.7

                                  ERNST & YOUNG

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1999, with respect to the consolidated financial statements of Fitch plc included in the Report of Foreign Issuer (Form 6-K) of Cordiant Communications Group plc dated September 25, 2000 filed with the Securities and Exchange Commission and incorporated by reference in the Registration Statement (Form F-3) and related Prospectus of Cordiant Communications Group plc for the registration of 73,412,623 of its Ordinary Shares, 50p par value.


ERNST & YOUNG



London, England

September 25, 2000